Exhibit 10.23

Certain confidential information contained in this document, marked by brackets, has been omitted.

AMENDED AND RESTATED SECOND AMENDMENT TO SOFTWARE LICENSE AGREEMENT

(Client Domain – [*])

THIS AMENDED AND RESTATED SECOND AMENDMENT TO SOFTWARE LICENSE

AGREEMENT (“Amendment”) is made as of January 5, 2021 for reference purposes (“Reference Date”) but shall become effective retroactively as of October 22, 2021 (“Effective Date”), between RELATIVITY ODA LLC, a Delaware limited liability company (“Relativity”), and KLDiscovery Ontrack, LLC, a Delaware limited liability company, successor-in-interest to LDiscovery, LLC ("Client”).

A.Relativity and Client are parties to a Software License Agreement (“Original Agreement”) effective as of January 1, 2021, as amended from time-to-time (collectively, and as amended herein, the “Agreement”).

B.Relativity developed a product of new functionality known as Relativity Client Domains (each a “Client Domain”), which provides a method for Client to enable its customers (each a “Tenant”) to access and use certain administrative functions of the Software, e.g. to enable and disable users, groups, and workspaces within their accounts, without needing to go through Client.

C.Client desires a license for Client Domains so that Client may enable such Client Domain for one of Client’s customers, and Relativity desires to grant Client a license to enable a Client Domain for one of Client’s customers, all on the terms below.

D.Relativity and Client entered into a Second Amendment to Software License Agreement dated October 22, 2021, which the parties desire to amend and restate in accordance with the terms herein.

NOW THEREFORE, in consideration of the foregoing recitals and the mutual agreements herein contained, the parties hereby agree as follows:

1.New Client Domain License Respecting [*]. Relativity hereby grants Client a license (“Client Domain License”) to activate Relativity’s Client Domain product (“Tenant Account”) for the following Tenant: [*], a National Association (the "New Tenant"). This Client Domain License shall: (i) commence as of the Effective Date of this Amendment and continue for as long as the Agreement is in effect; and (ii) be on and subject to all terms and conditions of the License to use the Software under the Agreement, except as provided to the contrary herein.

2.Client Domain License Fee. Commencing as of the Effective Date of this Amendment, in consideration of the Client Domain License granted under this Amendment, the Agreement shall be amended by adding an annual fee of $[*] (“Additional Client Domain Annual Fee”), which shall be due and payable in installment payments on the same dates the Installment Payments of the Annual Fee are due under the Original Agreement; provided: (i) upon Client’s execution hereof, Client shall pay Relativity such Client Domain Annual Fee in the prorated amount of $[*] for the period from the Effective Date of this Amendment June 30, 2022, and (ii) accordingly, Client’s next Installment Payment of such Client Domain License Fee shall be due on July 1, 2022. For the sake of clarity, the following is the amended Installment Payment Schedule for the Third and Fourth Period:

Installment Payment Schedule
Period	Installment Payment	Payment Due Date	Annual Fee Payment Amount	Additional Client Domain Annual Fee	Installment Premium Fee	Total Amount Due
[*]	[*]	[*]	$[*]	$[*]	[*]	$[*]

	[*]	[*]	$[*]	$[*]	[*]	$[*]
[*]	[*]	[*]	$[*]	$[*]	[*]	$[*]
	[*]	[*]	$[*]	$[*]	[*]	$[*]

3.	Free Replacement of [*] as Client Domain Tenant.

a.If Client deletes the Tenant Account for the New Tenant, Client may create a new Tenant Account for another Qualified Party as a replacement as set forth in Exhibit B of the Original Agreement.

b.If Client desires to add more Client Domain Licenses with respect to one or more additional Tenants (rather than as Replacement Tenants), the parties shall enter into additional amendments identifying the Tenants and requiring additional Client Domain Annual Fees.

4.	Aggregating Named Users and Products.

a.For purposes of billing Extra User Fees for any Extra Users under the Agreement, all Named Users in all Tenant Accounts shall be aggregated and counted with all other Named Users of the Relativity Production Instances licensed under the Agreement. Similarly, all Software products and their usage in Tenant Accounts shall be aggregated and counted with all other Software products and their usage in any Relativity Production Instances for licensing and billing purposes. Client will enable Relativity to have access to billing and usage data through the Relativity Software in the Tenant Accounts as provided in the Agreement for the Relativity Software License.

b.This Section is not intended to require that the same individual who is enabled to use one or more Tenant Accounts and/or Relativity Production Instances be counted twice in determining Extra Users. Relativity will use reasonable efforts to aggregate and de-duplicate Named Users and then bill Client only based on the unique Named Users. If Client determines that Relativity double-charged for Extra Users, e.g. as a result of one or more unique Named Users being counted more than once during the same month, Client may bring such charges to Relativity’s attention promptly in writing. In such case, Relativity shall reasonably review such charges and applicable supporting data or information, and provide appropriate credits.

5.Miscellaneous. Relativity may apply payments to any Client obligations then due or past due, and may reallocate payments previously applied to earlier invoices so those payments apply to current invoices, without regard to such obligations or invoices as Client or any other party may designate. As amended herein, all provisions of the Agreement shall remain in effect. However, in case of any inconsistency between this Amendment and other prior portions of the Agreement, this Amendment shall govern. This Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. This Amendment shall not be binding unless and until fully signed and delivered by both parties. Unless provided to the contrary herein: (a) any terms defined herein shall have the meanings ascribed herein when used as capitalized terms in other provisions hereof; and (b) capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement. The parties may sign and deliver this Amendment as pdfs via email.

[Remainder of this page intentionally left blank; Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

RELATIVITY ODA LLC		KLDiscovery Ontrack, LLC

By:	/s/ Sailesh Munagala	By:	/s/ Andrew Southam
Name:	Sailesh Munagala	Name:	Andrew Southam
Title:	CFO	Title:	General Counsel

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